GREENWICH CAPITAL ACCEPTANCE, INC.,

Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

Seller

GREENPOINT MORTGAGE FUNDING, INC.,

Servicer

JPMORGAN CHASE BANK,

Trustee

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Custodian

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2004

__________________________________

GreenPoint Mortgage Loan Trust 2004-1

Mortgage Loan Pass-Through Certificates, Series 2004-1

EXHIBITS AND SCHEDULES:
Exhibit A-1	Form of Class A Certificate	A-1-1
Exhibit A-2	Form of Class SP Certificate	A-2-1
Exhibit B	Form of Class A-R Certificate	B-1
Exhibit C	Form of Subordinate Certificate	C-1
Exhibit D	Form of Class Y Certificate	D-1
Exhibit E	Form of Reverse of the Certificates	E-1
Exhibit F	Request for Release	F-1
Exhibit G-1	Form of Receipt of Mortgage Note	G-1-1
Exhibit G-2	Form of Interim Certification of Custodian	G-2-1
Exhibit G-3	Form of Final Certification of Custodian	G-3-1
Exhibit H	Form of Lost Note Affidavit	H-1
Exhibit I-1	Form of ERISA Representation [Class A-R]	I-1-1
Exhibit I-2	Form of ERISA Representation [Class B-4][Class B-5][Class B-6]	I-2-1
Exhibit J-1	Form of Investment Letter [Non-Rule 144A]	J-1-1
Exhibit J-2	Form of Rule 144A Investment Letter	J-2-1
Exhibit K	Form of Transferor Certificate	K-1
Exhibit L	Transfer Affidavit for [Class A-R] Certificate Pursuant to Section 6.02	L-1
Exhibit M	Servicing Agreement	M-1
Exhibit N	Form of Trustee Certification	N-1

Schedule I	Mortgage Loan Schedule

This Pooling and Servicing Agreement is dated as of September 1, 2004 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”), GREENPOINT MORTGAGE FUNDING, INC., as servicer (the “Servicer”), JPMORGAN CHASE BANK, as trustee (the “Trustee”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as custodian (the “Custodian”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the GreenPoint Mortgage Loan Trust 2004-1 Mortgage Loan Pass-Through Certificates, Series 2004-1 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust Fund created hereunder, the primary assets of which are the Mortgage Loans (as defined below).  The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of ten classes of certificates, designated as (i) the Class A Certificates, (ii) the Class SP Certificates, (iii) the Class A-R Certificate, (iv) the Class B-1 Certificates, (v) the Class B-2 Certificates, (vi) the Class B-3 Certificates, (vii) the Class B-4 Certificates, (viii) the Class B-5 Certificates, (ix) the Class B-6 Certificates and (x) the Class Y Certificate.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of (i) the Yield Maintenance Agreement, (ii) the Basis Risk Reserve Fund, and (iii) the Separate Interest Trust) be treated for federal income tax purposes as comprising two real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). Each Certificate, other than the Class A-R Certificate and the Class Y Certificate, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein.  The Class A-R Certificate represents the sole class of residual interest in each REMIC.

The Lower-Tier REMIC shall hold as assets all property of the Trust Fund and the interests in any REMIC formed hereby.  The Upper Tier REMIC shall hold as assets the uncertificated Lower-Tier REMIC Interests, other than the Class LT-R Interest.  Each such Lower-Tier Interest is hereby designated as a REMIC regular interest.

Lower-Tier REMIC Interests

The following table specifies the Class designation, interest rate, and initial Class Principal Amount for each Class of Lower-Tier REMIC Interest:

Class Designation	Interest Rate	Initial Principal Balance	Corresponding Class of Certificates

LT-A	(1)	$264,502,100.00	A
LT-B1	(1)	$6,372,000.00	B-1
LT-B2	(1)	$4,244,000.00	B-2
LT-B3	(1)	$2,686,000.00	B-3
LT-B4	(1)	$1,557,000.00	B-4
LT-B5	(1)	$2,405,000.00	B-5
LT-B6	(1)	$1,131,792.00	B-6
LT-R	(2)	(2)	Class A-R

__________________________

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Net WAC.

(2)

The Class LT-R Interest is the sole class of residual interests in REMIC 1.  It does not have an interest rate or a principal balance.

On each Distribution Date, Available Funds shall be allocated among the Lower Tier Interests, and Realized Losses shall be allocated, among the Lower Tier Interests, in the following order of priority:

(a)

First, to the Class LT-A Interest until its Class Principal Amount equals the sum of the Class Principal Amount of the Class A and Class A-R Certificates immediately after such Distribution Date;

(b)

Second, to the Class LT-B1 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-1 Certificates immediately after such Distribution Date;

(c)

Third, to the Class LT-B2 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-2 Certificates immediately after such Distribution Date;

(d)

Fourth, to the Class LT-B3 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-3 Certificates immediately after such Distribution Date;

(e)

Fifth, to the Class LT-B4 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-4 Certificates immediately after such Distribution Date;

(f)

Sixth, to the Class LT-B5 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-5 Certificates immediately after such Distribution Date;

(g)

Seventh, to the Class LT-B6 Interest until its Class Principal Amount equals the Class Principal Amount of the Class B-6 Certificates immediately after such Distribution Date;

(h)

Finally, to the Class LT-R Interest, any remaining amounts.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, and Original Class Certificate Principal Balance (or Original Class Certificate Notional Amount) for each Class of Certificates comprising interests in the Trust Fund created hereunder.  Each Class of Certificates, other than the Class A-R and Class Y Certificates, is hereby designated as representing ownership of regular interests in the Upper-Tier REMIC.

Class	Original Class Certificate Principal Balance or Notional Amount	Pass-Through Rate

Class A	$264,502,000.00	(1)
Class SP	$282,897,892.00	(1)
Class A-R	$100.00	(1)
Class B-1	$6,372,000.00	(2)
Class B-2	$4,244,000.00	(2)
Class B-3	$2,686,000.00	(2)
Class B-4	$1,557,000.00	(2)
Class B-5	$2,405,000.00	(2)
Class B-6	$1,131,792.00	(2)
Class Y	N/A	N/A

____________

(1)

Calculated pursuant to the definition of “Pass-Through Rate.”

(2)

Calculated pursuant to the definition of “Pass-Through Rate”, but adjusted, for purposes of the REMIC Provisions, to reflect the allocation, if any, of Subordinate Class Expense Share.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

Section 1.01.  Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months.

“1933 Act”:  The Securities Act of 1933, as amended.

“Account”:  The Distribution Account or each Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and (i) the Class A Certificates, the period beginning on the 25th day of each calendar month immediately preceding such Distribution Date and ending on the 24th day of the calendar month in which such Distribution Date occurs and (ii) the Class SP and Class A-R Certificates, any Class of Subordinate Certificates and any Class of Lower-Tier Interests, the calendar month prior to the month of that Distribution Date.

“Advance”:  With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer under the Servicing Agreement or the Trustee (as successor servicer) pursuant to Section 7.02.

“Adverse REMIC Event”:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Subordinate Percentage”:  As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates and the denominator of which is the Pool Balance for such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement, dated as of September 1, 2004, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”:  As defined in Section 5.01(d).

“Assignment”:  As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”:  As to any Distribution Date, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments (including Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to the Servicing Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans, (f) the aggregate of any advances in respect of delinquent Monthly Payments made by the Servicer for that Distribution Date in respect of the Mortgage Loans, (g) the aggregate of any Advances made by the Trustee (as successor servicer) for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans and (h) the Termination Price on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (w) the Servicing Fee for that Distribution Date in respect of the Mortgage Loans, (x) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans and other amounts as to which the Servicer, the Trustee and the Custodian are entitled to be reimbursed pursuant to Section 4.03, (y) the amount payable to the Trustee pursuant to Sections 8.05 in respect of the Mortgage Loans and (z) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Reserve Fund”:  A fund created as part of the Trust Fund pursuant to Section 5.02 of this Agreement, but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”:  With respect to any Distribution Date and the Class A Certificates, any Unpaid Basis Risk Shortfall plus the excess, if any, of (i) the amount of the Monthly Interest Distributable Amount that would have been payable on such Class for such Distribution Date if the Pass-Through Rate for such Class were determined without regard to clause (a) of the proviso in the relevant definition of “Pass-Through Rate” over (ii) the actual Monthly Interest Distributable Amount payable on such Class for such Distribution Date.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof).  On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”:  The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”:  As defined in Section 10.01(a) hereof.

“Certificate”:  Any Regular Certificate, Residual Certificate or Class Y Certificate.

“Certificate Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”:  With respect to each Certificate of a given Class and any date of determination, the product of (i) the Class Certificate Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 6.02 hereof.  JPMorgan Chase Bank will act as Certificate Registrar for so long as it is the Trustee under this Agreement.

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”:  Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificate”:  Any of the Class A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class A Certificate Margin”:  As to any Distribution Date on or prior to the Optional Termination Date, 0.5750% per annum, and, on any Distribution Date after the Optional Termination Date, 0.8625% per annum.

“Class A-R Certificate”:  The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in each REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-1 Certificate”:  Any of the Class B-1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-2 Certificate”:  Any of the Class B-2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-3 Certificate”:  Any of the Class B-3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-4 Certificate”:  Any of the Class B-4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-5 Certificate”:  Any of the Class B-5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class B-6 Certificate”:  Any of the Class B-6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Certificate Notional Amount”:  With respect to the Class SP Certificates and any Distribution Date, an amount equal to the aggregate Principal Balance of the Mortgage Loans immediately prior to such Distribution Date.

“Class Certificate Principal Balance”:  As to any Distribution Date, with respect to any Class of Certificates, the Original Class Certificate Principal Balance as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount and (b) increased pursuant to Section 5.08.

“Class LT-R Interest”:  As described in the Preliminary Statement.

“Class Subordination Percentage”:  With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Certificates immediately before such Distribution Date.

“Class SP Certificate”:  Any of the Class SP Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Y Certificate”:  The Class Y Certificate as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit D.  The Class Y Certificate represents an interest in the Separate Interest Trust, but does not represent an interest in the Trust Fund or any REMIC created hereunder.

“Close of Business”:  As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: September 30, 2004.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Commission”:  U.S. Securities and Exchange Commission.

“Compensating Interest Payment”:  With respect to any Distribution Date, the amount specified to be paid by the Servicer pursuant to Section 11.04(xi) of the Servicing Agreement for such Distribution Date.

“Cooperative Corporation”:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”:  As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”:  Shares issued by a Cooperative Corporation.

“Cooperative Unit”:  A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”:  With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor New York, New York, 10004, Attention: Institutional Trust Services/Global Debt-GreenPoint 2004-1 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Seller.  With respect to the Certificate Registrar and (i) presentment of Book-Entry Certificates for registration of transfer, exchange or final payment, the office of its agent, located at DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041 and (ii) presentment of Physical Certificates for registration of transfer, exchange or final payment, its office located at 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, Attention: Institutional Trust Services – GreenPoint 2004-1.

“Corresponding Class”:  With respect to each class of Lower-Tier Interests, the Class or Classes of Certificates so designated in the Preliminary Statement.

“Custodian”:  Deutsche Bank National Trust Company and its successors acting as custodian of the Mortgage Files, on behalf of the Trustee.

“Cut-Off Date”:  With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on September 1, 2004.  With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans.

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Debt Service Reduction”:  With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”:  Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the Servicing Agreement, on which the Servicer determines the amount of all funds required to be remitted to the Trustee on the Servicer Remittance Date with respect to the Mortgage Loans.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distribution Account”:  The trust account or accounts created and maintained by the Trustee pursuant to Section 4.02 hereof for the benefit of the Certificateholders and designated “Distribution Account, JPMorgan Chase Bank, as Trustee, in trust for the registered Certificateholders of GreenPoint Mortgage Loan Trust 2004-1, Mortgage Loan Pass-Through Certificates, Series 2004-1” and which must be an Eligible Account.

“Distribution Date”:  The 25th day of the month, or, if such day is not a Business Day, the next Business Day commencing in October 2004.

“Distribution Date Statement”:  As defined in Section 5.04(a) hereof.

“Due Date”:  With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“Eligible Account”:  Any of

(i)

an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short term unsecured debt obligations of such holding company) are rated in the highest short term rating category of each Rating Agency at the time any amounts are held on deposit therein;

(ii)

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; and

(iv)

an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the Trustee.  Eligible Accounts may bear interest, and any account with the depository institution acting as Trustee hereunder may be an Eligible Account so long as it otherwise satisfies the requirements of this definition.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”:  The Class B-4, Class B-5, Class B-6, Class A-R and Class Y Certificates and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“Event of Default”:  As defined in the Servicing Agreement.

“Fannie Mae”:  The Federal National Mortgage Association or any successor thereto.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 10.01), a determination made by the Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”:  Greenwich Capital Financial Products, Inc., and its successors and assigns.

“GreenPoint”:  GreenPoint Mortgage Funding, Inc., and its successors and assigns.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Certificate Principal Balance”:  With respect to any Certificate, (other than the Class SP and Class Y Certificates) the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Amount”:  With respect to the Class SP Certificates, the amount designated “Initial Certificate Notional Amount” on the face thereof.

“Insurance Proceeds”:  With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

“Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates, the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest Shortfall”:  With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a)

Principal Prepayments in part received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b)

Principal Prepayments in full received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c)

the amount of any Relief Act Reductions for such Distribution Date.

“Latest Possible Maturity Date”:  As determined as of the Cut-Off Date, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“LIBOR”:  With respect to the first Accrual Period, the Initial LIBOR Rate.  With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.  The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b)

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the Class A and Class SP Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Determination Date”:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the Servicing Agreement.

“Liquidation Expenses”:  With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan as determined in accordance with the applicable provisions of the Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower Tier Interest”:  Any one of the interests in the Lower-Tier REMIC, as described in the Preliminary Statement.

“Lower Tier REMIC”: As described in the Preliminary Statement.

“Majority Certificateholders”:  The Holders of Certificates evidencing at least 51% of the Voting Rights.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”:  The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”:  The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”:  With respect to each Class of Certificates  and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Certificate Principal Balance or Class Certificate Notional Amount, as applicable, of that Class immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Certificate Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to Section 2.01 hereof and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of September 1, 2004, regarding the transfer of the Mortgage Loans by the Seller (including the Seller’s rights and interests in the Servicing Agreement) to or at the direction of the Depositor.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi)

if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)

the original months to maturity;

(viii)

the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)

the Loan-to-Value Ratio at origination;

(x)

the Loan Rate in effect immediately following the Cut-Off Date;

(xi)

the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xii)

the stated maturity date;

(xiii)

the Servicing Fee Rate, if any;

(xiv)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)

the original principal balance of the Mortgage Loan;

(xvi)

the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvii)

the Value of the Mortgaged Property;

(xviii)

the sale price of the Mortgaged Property, if applicable;

(xix)

the product code; and

(xx)

a code indicating if the Mortgage Loan is subject to a “lender-paid” Primary Insurance Policy, and if so, the name of the Qualified Insurer, the certificate number and the coverage amount of the Primary Insurance Policy.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee shall not disclose such information; provided that, notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee having a need to know the same, provided that Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor or by this Agreement.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”:  Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”:  The obligor on a Mortgage Note.

“Net Interest Shortfall”:  With respect to any Distribution Date, the excess of Interest Shortfalls, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicer under the Servicing Agreement with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, the Servicing Fee and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Realized Losses”:  For any Class of Certificates (other than the Class SP and Class Y Certificates) and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the amount of any increases to the Class Certificate Principal Balance of that Class pursuant to Section 5.08 due to Recoveries.

“Net WAC”:  With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date) after giving effect to payments due on such date, weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Nonrecoverable”:  A determination by the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Officer’s Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

“One-Month LIBOR”:  The average of interbank offered rates for one-month U.S. dollar deposits in the London market based on quotations of major banks.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Applicable Credit Support Percentage”:  With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class B-1	6.50%
Class B-2	4.25%
Class B-3	2.75%
Class B-4	1.80%
Class B-5	1.25%
Class B-6	0.40%

“Original Class Certificate Notional Amount:”  With respect to the Class SP Certificates, the corresponding aggregate notional amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Class Certificate Principal Balance”:  With respect to each Class of Certificates (other than the Class SP and Class Y Certificates) the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Subordinate Certificates.

“Originator”:  GreenPoint.

“OTS”:  The Office of Thrift Supervision.

“Outstanding Mortgage Loan”:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to each Class of Certificates and any Distribution Date, the rate set forth below:

(i)

The Pass-Through Rate for the Class A Certificates with respect to any Distribution Date shall be the per annum rate equal to the sum of (1) LIBOR plus (2) the Class A Certificate Margin; provided, that such Pass-Through Rate shall in no event be greater than the lesser of (a) the Net WAC for such Distribution Date and (b) 9.50% per annum.

(ii)

The Pass-Through Rate for the Class SP Certificates with respect to any Distribution Date shall be equal to the excess, if any, of (a) the Net WAC for such Distribution Date over (b) the weighted average of the Pass-Through Rates of the Certificates (other than the Class SP and Class Y Certificates) for such Distribution Date, weighted on the basis of such Certificates’ respective Class Certificate Principal Balances.

(iii)

The Pass-Through Rate for the Class A-R Certificates with respect to any Distribution Date shall be equal to the Net WAC for such Distribution Date.

(iv)

The Pass-Through Rate for the Class B-1 Certificates with respect to any Distribution Date shall be the per annum rate equal to 5.5450%; provided, that such Pass-Through Rate shall in no event be greater than the Net WAC for such Distribution Date.

(v)

The Pass-Through Rate for the Class B-2 Certificates with respect to any Distribution Date shall be the per annum rate equal to 5.7450%; provided, that such Pass-Through Rate shall in no event be greater than the Net WAC for such Distribution Date.

(vi)

The Pass-Through Rate for the Class B-3 Certificates with respect to any Distribution Date shall be the per annum rate equal to 6.1250%; provided that such Pass-Through Rate shall in no event be greater than the Net WAC for such Distribution Date.

(vii)

The Pass-Through Rate for the Class B-4 Certificates with respect to any Distribution Date shall be the per annum rate equal to 5.5000%; provided, that such Pass-Through Rate shall in no event be greater than the Net WAC for such Distribution Date.

(viii)

The Pass-Through Rate for the Class B-5 Certificates with respect to any Distribution Date shall be the per annum rate equal to 5.5000%; provided, that such Pass-Through Rate shall in no event be greater than the Net WAC for such Distribution Date.

(ix)

The Pass-Through Rate for the Class B-6 Certificates with respect to any Distribution Date shall be the per annum rate equal to 5.5000%; provided that in no event shall such Pass-Through Rate be greater than the Net WAC for such Distribution Date.

“Percentage Interest”:  With respect to any Certificate other than a Class A-R and Class Y Certificates, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Amount, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class.  With respect to each of the Class A-R and Class Y Certificates, 100%.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by each Rating Agency;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non interest bearing discount obligations and interest bearing obligations) that is rated by each Rating Agency in its highest short term unsecured debt rating available at the time of such investment;

(vi)

any other demand, money market fund, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency (if rated by such Rating Agency) or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Certificates.  Such investments in this clause (vi) may include money market mutual funds or common trust funds, including, without limitation, the J.P. Morgan Prime Money Market Fund or any other fund for which JPMorgan Chase Bank, the Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) JPMorgan Chase Bank or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) JPMorgan Chase Bank or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time.  The Trustee specifically authorizes JPMorgan Chase Bank or an affiliate thereof to charge and collect from the Trust Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon); and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”:  The Class A-R and Class Y Certificates.

“Pool Balance”:  As to any Distribution Date, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Prepayment Penalty Amount”:  With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected by the applicable Servicer during the immediately preceding Prepayment Period, but only to the extent required to be remitted to the Trustee on the Servicer Remittance Date under the terms of the Servicing Agreement.

“Prepayment Period”:  With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”:  As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Distribution Amount”:  With respect to any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans, (f) all Principal Prepayments in part or in full on Mortgage Loans applied by the Servicer during the related Prepayment Period, (g) all Recoveries received during the calendar month preceding the month of that Distribution Date and (h) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal.

 “Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”:  The Class B-4, Class B-5, Class B-6 and Class Y Certificates.

“Private Placement Memorandum”:  The Private Placement Memorandum dated September 23, 2004 relating to the initial sale of the Class B-4, Class B-5 and Class B-6 Certificates.

“Pro Rata Share”:  As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”:  The Prospectus Supplement, together with the accompanying prospectus dated April 23, 2004, relating to the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Prospectus Supplement”:  That certain Prospectus Supplement dated September 23, 2004 relating to the initial sale of the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or Section 10.01 hereof, and as confirmed by an Officer’s Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a loan rate not less than the Loan Rate of the Deleted Mortgage Loan, (iii)  have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) be current as of the date of substitution, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vi) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (vii) is of the same or better credit quality as the Deleted Mortgage Loan and (viii) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

 “Rating Agency”:  S&P and Moody’s.  If any rating agency or its successor shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Reconstitution Agreement”:  The reconstitution agreement dated September 30, 2004 between the Seller and the Servicer and acknowledged by the Trustee.

“Reconstitution Date”:  September 30, 2004.

“Record Date”:  With respect to each Distribution Date and all Classes of Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Recovery”:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Refinancing Mortgage Loan”:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”:  Any Class A, Class SP, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificate.

“Relief Act”:  The Servicemembers Civil Relief Act, or any similar state law.

“Relief Act Reductions”:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The Servicer’s remittance report to the Trustee pursuant to Section 11.15 of Exhibit 9 to the Servicing Agreement, providing information with respect to each Mortgage Loan which is provided no later than the 10th calendar day of each month and which shall contain such information as may be agreed upon by the Trustee and which shall be sufficient to enable the Trustee to prepare the related Distribution Date Statement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreement.

“Request for Release”:  A release signed by a Servicing Officer and delivered to the Custodian, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”:  For any Distribution Date, an amount equal to the amount required to cause the balance on deposit in the Basis Risk Reserve Fund to equal the greatest of (i) the product of (a) the Original Class Certificate Principal Balance of Class A Certificates on such Distribution Date and (b) 1.00% and (ii) the Basis Risk Shortfall on such Distribution Date.

“Residential Dwelling”:  Any one of the following: (i) a detached one family dwelling, (ii) a detached two  to four family dwelling, (iii) a one family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”:  The Class A-R Certificate.

“Responsible Officer”:  When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, any Trust Officer, the Treasurer, or any assistant treasurer, working in its corporate trust department and having direct responsibility for the administration of this Agreement.

“Restricted Classes”:  As defined in Section 5.01(d) hereof.

“Restricted Global Security”:  As defined in Section 6.01 hereof.

“Sarbanes-Oxley Certification”:  A written certification covering, among other things, servicing of the Mortgage Loans by the Servicer and signed by an officer of the Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Security Agreement”:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”:  GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”:  Any one of the Class A, Class SP or Class A-R Certificates.

“Senior Certificateholder”:  Any Holder of a Senior Certificate.

“Senior Percentage”:  With any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Senior Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

“Senior Prepayment Percentage”:  With respect to any Distribution Date before the Distribution Date in October 2009, 100%.  Except as provided herein, the Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:  (i) from October 2009 through September 2010, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date; (ii) from October 2010 through September 2011, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date; (iii) from October 2011 through September 2012, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date; (iv) from October 2012 through September 2013, the Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and (v) from and after October 2013, the Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage unless the Step Down Conditions are satisfied; and provided further, that if on any Distribution Date occurring on or after the Distribution Date in October 2009, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to October 2007 the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the Senior Percentage for such Distribution Date and (ii) if on any Distribution Date in or after October 2007 the Two Times Test is satisfied, the Senior Prepayment Percentage will equal the related Senior Percentage for such Distribution Date.

“Senior Principal Distribution Amount”:  With respect to any Distribution Date, the sum of:

(1)

the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)

with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)

the Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

(y)

the Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

(3)

the related Senior Prepayment Percentage of the amounts described in clause (f) and (g) of the definition of “Principal Distribution Amount.”

“Separate Interest Trust”:  As defined in Section 5.03 hereof.

“Servicer”:  GreenPoint, as primary servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“Servicer Certification”:  A written certification delivered to the Depositor pursuant to Section 11.24 of Exhibit 9 to the Servicing Agreement covering servicing of the Mortgage Loans by the Servicer and signed by an officer of the Servicer.

“Servicer Remittance Date”:  The 18th calendar day of any month or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

“Servicing Account”:  Any account established and maintained by the Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the Servicing Agreement.

“Servicing Advances”:  With respect to the Servicer, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Section 4.08 of the Servicing Agreement.

“Servicing Agreement”:  The servicing agreement attached as Exhibit M hereto relating to the Mortgage Loans, as reconstituted by the Reconstitution Agreement, and any other servicing agreement entered into between a successor servicer, the Seller or the Trustee on behalf of the Trust pursuant to the terms hereof.

“Servicing Fee”:  With respect to the Servicer and each Mortgage Loan and for any calendar month, the fee payable to the Servicer determined pursuant to the Servicing Agreement.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

“Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Startup Day”:  As defined in Section 9.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan: (a) as of the Distribution Date in October 2004, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-Off Date Principal Balance of such Mortgage Loan, minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 hereof before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 hereof before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date preceding such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero.  With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 hereof before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans do not exceed:

•

for the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

•

for the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

•

for the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date,

•

for the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date, and

•

for the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date.

“Subordinate Certificate”:  Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

“Subordinate Class Expense Share”:  For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation.  In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) Net WAC divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Percentage”:  With respect to any Distribution Date, the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”:  With respect any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Subordinate Principal Distribution Amount”:  With respect any Distribution Date, an amount equal to the sum of:

(1)

 the Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for that Distribution Date;

(2)

with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for that Distribution Date, up to the Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

(3)

the Subordinated Prepayment Percentage of all amounts described in clause (f) and (g) of the definition of “Principal Distribution Amount” for such Distribution Date.

“Substitution Adjustment”:  As defined in Section 2.03(g) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of every REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 10.01(a) hereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”:  As defined in Section 6.02(e)(ii) hereof.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”:  GreenPoint Mortgage Loan Trust 2004-1, the trust created hereunder.

“Trust Fund”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto; and (vi) all right, title and interest of the Seller in and to the Servicing Agreement, including the Servicing Account.  Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”:  JPMorgan Chase Bank, its successors and assigns, or any successor trustee appointed as provided herein.

“Trustee Certification”:  The certification in the form attached hereto as Exhibit N which shall be delivered to the Depositor pursuant to Section 3.05(b) hereof.

“Two Times Test”:  As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Subordinate Certificates, does not equal or exceed 50% and (iii) on or after the Distribution Date in October 2007, cumulative Realized Losses do not exceed 30% of the Original Subordinated Principal Balance or prior to the Distribution Date in October 2007, cumulative Realized Losses do not exceed 20% of the Original Subordinated Principal Balance.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”:  A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Basis Risk Shortfall”:  With respect to any Distribution Date and the Class A Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Class of Certificates remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Pass-Through Rate determined without regard to clause (a) of the definition thereof to the extent not paid on prior Distribution Dates.

“Unpaid Interest Shortfall Amount”:  With respect to each Class of Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier REMIC”:  As described in the Preliminary Statement.

“Value”:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  97% of the voting rights shall be allocated among the Classes of Regular Certificates (other than the Class SP; Class A-R and Class Y Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances then outstanding, 1% of the Voting Right shall be allocated to the Class SP Certificates, 1% of the voting rights shall be allocated to the Class A-R Certificate and 1% of the Voting Rights shall be allocated to the Class Y Certificates; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class A-R Certificate.  The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance of such Class; provided, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights.

“Writedown Amount”:  The reduction described in Section 5.04(c) hereof.

“Yield Maintenance Agreement”:  The interest rate cap agreement dated September 30, 2004, by and between the Yield Maintenance Counterparty and the Separate Interest Trust, including the ISDA Master Agreement between the Yield Maintenance Counterparty and the Separate Interest Trust, the schedule thereto and the related confirmation (Ref. No. 134012 4134011), each dated as of September 30, 2004.

“Yield Maintenance Amount”:  For the Yield Maintenance Agreement and any Distribution Date, the amount, if any, to be paid by the Yield Maintenance Counterparty to the Trustee for the account of the Separate Interest Trust pursuant to such Yield Maintenance Agreement.

“Yield Maintenance Counterparty”:  Bank of America, N.A. and its successors and permitted assigns.

Section 1.02.  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal due to the Depositor after the Cut-Off Date with respect to the Mortgage Loans.

(b)

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement to the extent assigned in the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under the Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of Mortgage Loan documents.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

(c)

In connection with such transfer and assignment of the Mortgage Loans, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to and deposit with the Trustee, or the Custodian as its designated agent, the following documents and instruments with respect to each Mortgage Loan (a “Mortgage Loan File”) so transferred and assigned.

(i)

the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of JPMorgan Chase Bank, as Trustee for GreenPoint Mortgage Loan Trust 2004-1, Mortgage Loan Pass-Through Certificates, Series 2004-1, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)

except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an officer’s certificate of the Seller, title company, escrow agent or closing attorney certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its Custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned to “JPMorgan Chase Bank, as Trustee for GreenPoint Mortgage Loan Trust 2004-1, Mortgage Loan Pass-Through Certificates, Series 2004-1, without recourse;”

(v)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)

the original Primary Insurance Policy, if any, or certificate, if any;

(vii)

the original or a certified copy of lender’s title insurance policy; and

(viii)

with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Servicer), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the GreenPoint Mortgage Loan Trust 2004-1.

With respect to each Cooperative Loan the Seller, on behalf of the Depositor does hereby deliver to the Trustee the related Cooperative Loan Documents and the Seller will take (or cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

(d)

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee and each Rating Agency, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided further, that notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

(e)

The Seller shall deliver or cause to be delivered to the Trustee, or the Custodian on behalf of the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

(f)

For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to the Trustee an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited.  All original documents that are not delivered to the Trustee, or the Custodian on behalf of the Trustee, shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

(g)

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

Section 2.02.  Acceptance by Trustee and Custodian.

The Trustee hereby accepts its appointment as trustee hereunder and acknowledges the receipt of assets included in the definition of “Trust Fund,” other than the assets to be received by the Custodian pursuant to the following paragraph, and declares that it holds and will hold such assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Custodian hereby accepts its appointment as custodian hereunder and acknowledges the receipt, subject to the provisions of Section 2.01 hereof and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in such Section 2.01 and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File on behalf of the Trustee in trust for the exclusive use and benefit of all present and future Certificateholders.

The Custodian further agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Trustee, the Depositor, the Seller and each Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 hereof are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Custodian is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Custodian shall deliver to the Trustee, the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

Section 2.03.  Repurchase or Substitution of Mortgage Loans by the Originator and the Seller.

(a)

Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Servicing Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall, or the Custodian shall, as applicable, notify the Trustee and the Trustee shall, promptly notify the Originator of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 60 days from the date that the Seller was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator’s obligation under the Servicing Agreement and cause the Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the Servicing Agreement) on or prior to the Determination Date following the expiration of such 60 day period.  In lieu of repurchasing any such Mortgage Loan as provided above, the Originator may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(g) below.  It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

Upon the discovery by the Seller or the Depositor of a breach of any of the representations or warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

(b)

Upon discovery or receipt of written notice of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller of such breach and request that the Seller cure such breach within 90 days from the date that the Seller was notified of such breach, and if the Seller does not cure such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Schedule III to the Mortgage Loan Purchase Agreement, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.  In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(g) below.  It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(c)

The Purchase Price or Repurchase Price (as defined in the Servicing Agreement) for a Mortgage Loan repurchased hereunder or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Originator’s or Seller’s obligation to repurchase such Mortgage Loan arises.  Upon receipt of the related deposit in the Distribution Account, the Trustee shall cause the Custodian to release to the Originator or Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment (in each case without recourse, representation or warranty) as the Originator or Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

(d)

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of a breach of a representation, warranty or covenant as described in Section 2.03(b) above.

(e)

If pursuant to the provisions of Section 2.03(b) above, the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Custodian and the Trustee), such actions as are necessary either (i) to cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) to cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f)

[Reserved].

(g)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(b) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the Seller or the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller or Originator, as applicable, delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officer’s Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller or the Originator, as applicable, shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to this Agreement.  The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and shall, within five Business Days thereafter, review such documents and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon.  Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Custodian.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller or the Originator, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller or the Originator, as applicable, shall determine, and provide written certification to the Trustee and the Seller as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate.  On or prior to the next Determination Date after the Seller’s or Originator’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller or the Originator, as applicable, will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall cause the Custodian to release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller or the Originator, as applicable, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event.  If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

Section 2.04.  Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that the representations and warranties made by the Seller pursuant to Schedule III to the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by any of the Depositor, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.  It is understood and agreed that the obligations of the Seller set forth in Section 2.03(b) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

Section 2.05.  [Reserved].

Section 2.06.  Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trustee on behalf of the Certificateholders and to as follows:

(i)

this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)

the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

the Depositor is not in violation of its certificate of incorporation or by laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)

to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)

there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

Section 2.07.  Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.08.  Representations and Warranties of the Seller.

(i)

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

(ii)

The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(iii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iv)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(v)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(vi)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vii)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(viii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(ix)

The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(x)

There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(xi)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xii)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xiii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

Section 2.09.  Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS

Section 3.01.  Servicing of the Mortgage Loans.

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement.  The Trustee shall enforce any applicable remedies in the Servicing Agreement in respect of a default by the Servicer (including any reference to any obligation of the Servicer in this Agreement that is incorporated into or by which the Servicer is bound under, the Servicing Agreement).

Section 3.02.  REMIC-Related Covenants

For as long as any REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Depositor or the Servicer to assure such continuing treatment.  In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in the Distribution Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 hereof, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 3.03.  Release of Mortgage Files

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Servicing Account maintained by the Servicer the Servicing Agreement have been or will be so deposited) and shall request that the Custodian deliver to the Servicer the related Mortgage File.  Upon receipt of such certification and request, the Custodian shall promptly release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Custodian shall, upon the request of the Servicer, and upon delivery to the Custodian of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer.  Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, to the Servicer.

Section 3.04.  REO Property.

(a)

In the event the Trust (or the Trustee or the Servicer, on behalf of the Trust), acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust.  The Servicer shall, to the extent provided in the Servicing Agreement, sell any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Servicer shall, to the extent required by the Servicing Agreement, deposit all funds collected and received in connection with the operation of any REO Property in the Servicing Account.

(c)

To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Servicer as provided above shall be deposited in the Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

Section 3.05.  Reports Filed with Securities and Exchange Commission.

(a)

Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K and shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2005, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable.  On or before (i) March 15, 2005, or such earlier date as such filing may be required under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to February 27 of each year thereafter, or such earlier date as such filing may be required under the rules of the Commission, the Servicer will be required under the terms of the Servicing Agreement to provide the Trustee with the Servicer’s Certification, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to the Servicing Agreement.  On or before (i) March 30, 2005 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 30 of each year thereafter, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  Such Form 10-K shall include the Servicer Certification and any other documentation provided by the Servicer pursuant to the Servicing Agreement, in each case to the extent they have been timely delivered to the Trustee and the Depositor; provided that, with respect to the accountant’s report attached as an exhibit to such Form 10-K, the Trustee shall have no obligation to undertake any independent analysis of such accountant’s report.  Notwithstanding any term to the contrary, an appropriate officer of the Depositor shall be responsible for signing, and shall sign, any such Form 10-K and all related certifications that may be required to be filed with the Commission in connection therewith.  The Trustee shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of the applicable year.  Following its receipt thereof, the Depositor shall execute such Form 10-K and all related certifications and provide the original of such Form 10-K and all related certifications to the Trustee not later than March 25th of that year (or if March 25th is not a Business Day, then the next succeeding Business Day); provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 30th of the applicable year as may be required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rules and Regulations of the Commission, then the time periods for preparation and execution of such Form 10-K set forth in this section shall be adjusted accordingly.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from the Trustee’s own negligence or willful misconduct.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file the Form 15 Suspension Notice and each Form 8-K on behalf of the Depositor; provided that the Trustee shall have no responsibility to execute any Form 10-K described herein or to execute any Sarbanes-Oxley Certification (other than a Form 15 Suspension Notice or Form 8-K) described herein or to file any items other than those specified in this Section 3.05; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Exchange Act.  Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney or (ii) the termination of the Trust.  Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.  Fees and expenses incurred by the Trustee in connection with this Section 3.05 shall not be reimbursable from the Trust.

(b)

Not later than the date on which the Form 10-K is required to be filed by the Trustee pursuant to Section 3.05(a) above in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign the Trustee Certification for the benefit of the Depositor and its officers, directors and affiliates.

Section 3.06.  UCC.

The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Depositor has informed the Trustee in writing were filed on the Closing Date in connection with the Trust, provided that the Trustee receives the related filing information and written instructions as to the jurisdictions in which such filings are to be made no later than 30 calendar days prior to the date such filings are required to be made in order to avoid any lapse under the Uniform Commercial Code as in effect in the applicable jurisdictions.  The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

ARTICLE IV

ACCOUNTS

Section 4.01.  Servicing Accounts

(a)

The Servicer will establish and maintain one or more custodial accounts (the “Servicing Account”) in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and advances made from the Servicer’s own funds (less the applicable servicing compensation, in whatever form and amounts as permitted by the Servicing Agreement) and all other amounts to be deposited in the Servicing Account.  The Servicer is hereby authorized to make withdrawals from and deposits to the Servicing Account for purposes required or permitted by this Agreement and the Servicing Agreement.  For the purposes of this Agreement, the Servicing Account shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of the Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b)

[Reserved];

(c)

To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Account and shall immediately remit or cause to be remitted to the Trustee for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i)

Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fee;

(ii)

Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fee;

(iii)

Principal Prepayments in part received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv)

any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the Servicing Agreement.

(d)

Withdrawals may be made from the Servicing Account only to make remittances as provided in Section 4.01(c) above, to reimburse the Servicer for advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01 hereof.  As provided in Section 4.01(c) above, certain amounts otherwise due to the Servicer may be retained by it and need not be remitted to the Trustee.

Section 4.02.  Distribution Account.

(a)

The Trustee shall establish and maintain an account in its name, for the benefit of the Certificateholders, as a segregated account which shall be an Eligible Account (the “Distribution Account”).  The Trustee shall, promptly upon receipt from the Servicer on the Servicer Remittance Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i)

any amounts withdrawn from the Servicing Account pursuant to Section 4.01(c) hereof;

(ii)

any amounts required to be deposited by the Trustee with respect to the Mortgage Loans pursuant to this Agreement, including (a) Advances required to be made by the Trustee, as successor servicer (or by any other successor servicer) to the extent required but not made by the Servicer and (b) the amount of any Insurance Proceeds or Liquidation Proceeds received by the Trustee which were not deposited in the Servicing Account;

(iii)

the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the Originator under this Agreement or the Servicing Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 hereof and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Servicer pursuant to the second paragraph of Section 10.01(a); and

(iv)

any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(b)

All amounts deposited to the Distribution Account shall be held by the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.  The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges (but excluding all Prepayment Penalty Amounts) and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (xi) hereof with respect to the Servicer, need not be remitted by the Servicer to the Trustee.  In the event that the Servicer has remitted to the Trustee any amount not required to be credited to the Distribution Account, the Servicer may at any time, by delivery of a written request signed by a Servicing Officer of the Servicer which describes the amount deposited in error, direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer.  In the event that the Trustee has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c)

Funds in the Distribution Account shall, if invested, be invested by the Trustee in Permitted Investments selected by the Depositor; provided, however, that the Trustee shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Distribution Account.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next occurring Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such applicable Distribution Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund.  The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Trustee.  The Trustee shall deposit the amount of any such loss in the Distribution Account immediately as realized, but in no event later than the related Distribution Date.

Section 4.03.  Permitted Withdrawals and Transfers from the Distribution Account.

(a)

The Trustee shall, from time to time, withdraw or transfer funds from the Distribution Account to the Servicer, to the Custodian or to itself for the following purposes:

(i)

to reimburse the Servicer for any Advance of its own funds, the right of the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii)

to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)

to reimburse the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv)

to pay the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)

to pay the Servicer from the Purchase Price for any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (viii) of this Subsection 4.03(a) as servicing compensation;

(vi)

to reimburse the Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii)

to reimburse the Servicer for any Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii)

to pay the Servicer its monthly Servicing Fee and any other servicing compensation payable pursuant to the Servicing Agreement;

(ix)

to pay the Trustee any investment income;

(x)

to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xi)

to reimburse the Trustee and the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 7.02(d), 8.05, 8.10 or 8.17 hereof;

(xii)

to remove amounts deposited in error; and

(xiii)

to clear and terminate the Distribution Account pursuant to Section 10.01 hereof.

(b)

The Trustee shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (vii), inclusive and subclause (x).

(c)

On each Distribution Date, the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such funds to the Holders of the Certificates and any other parties entitled thereto, in accordance with Section 5.01 hereof.

ARTICLE V

FLOW OF FUNDS

Section 5.01.  Distributions.

(a)

On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a) hereof, the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds (except for any Prepayment Penalty Amounts) for such Distribution Date and make the following disbursements and transfers as set forth below in the following order of priority:

(A)

to the Holders of the Class A-R, Class SP and Class A

Certificates, the Interest Distributable Amounts for such

date, pro rata (based on the Interest Distributable

Amounts to which each such Class is entitled);

(B)

to the Holders of the Class A-R and Class A Certificates,

an amount equal to the Senior Principal Distribution

Amount for such date, as follows:

first, to the Holder of Class A-R Certificate, until

the Class Certificate Principal Balance of such

Class is reduced to zero; and

second, to the Holders of the Class A Certificates,

until the Class Certificate Principal

Balance of

such Class is reduced to zero;

(C)

to the Holders of the Class B-1 Certificates, the related

Interest Distributable Amount for such date;

(D)

to the Holders of the Class B-1 Certificates, an amount

allocable to principal equal to its Pro Rata Share for

such Distribution Date until the Class Certificate

Principal Balance of such Class is reduced to zero;

(E)

to the Holders of the Class B-2 Certificates, the related

Interest Distributable Amount for such date;

(F)

to the Holders of the Class B-2 Certificates, an amount

allocable to principal equal to its Pro Rata Share for

such Distribution Date until the Class Certificate

Principal Balance of such Class is reduced to zero;

(G)

to the Holders of the Class B-3 Certificates, the related

Interest Distributable Amount for such date;

(H)

to the Holders of the Class B-3 Certificates, an amount

allocable to principal equal to its Pro Rata Share for such

Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(I)

to the Holders of the Class B-4 Certificates, the related

Interest Distributable Amount for such date;

(J)

to the Holders of the Class B-4 Certificates, an amount

allocable to principal equal to its Pro Rata Share for such

Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(K)

to the Holders of the Class B-5 Certificates, the related

Interest Distributable Amount for such date;

(L)

to the Holders of the Class B-5 Certificates, an amount

allocable to principal equal to its Pro Rata Share for such

Distribution Date until the Class Certificate Principal

Balance of such Class is reduced to zero;

(M)

to the Holders of the Class B-6 Certificates, the related

Interest Distributable Amount for such date;

(N)

to the Holders of the Class B-6 Certificates, an amount

allocable to principal equal to its Pro Rata Share for such

Distribution Date until the Class Certificate Principal

Balance of such Class is reduced to zero; and

(O)

to the Holder of the Class A-R Certificate, any

Available Funds then remaining.

(b)

Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance or Certificate Notional Amount, as applicable, of each Certificate of that Class.

(c)

On each Distribution Date, the Monthly Interest Distributable Amount for the Classes of Senior Certificates and Subordinate Certificates on such Distribution Date shall be reduced proportionately by Net Interest Shortfalls, based on the Monthly Interest Distributable Amount to which they would otherwise be entitled.

(d)

Notwithstanding the priority and allocation set forth in Section 5.01(a) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 5.01(a) above.

(e)

On each Distribution Date, the Paying Agent shall distribute to the Holders of the Class SP Certificate, all Prepayment Penalty Amounts in respect of the Mortgage Loans received by the Trustee for the related Prepayment Period.

(f)

The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer.  Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(g)

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

Section 5.02.  Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class A Certificates, the Basis Risk Reserve Fund.  In addition, the Trustee shall hold the Yield Maintenance Agreement as an asset in the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation other moneys of the Trustee held pursuant to this Agreement.  The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b)

On each Distribution Date, after deposit of any portion of Yield Maintenance Amounts remaining after distributions to the Holders of the Class A and Class Y Certificates pursuant to Section 5.03(c) hereof, the Trustee shall distribute the amounts then on deposit in the Basis Risk Reserve Fund, including any earnings thereon, first, to the Class A Certificates, any remaining Basis Risk Shortfall for such Class and such Distribution Date and, second, to the Class Y Certificates, any amounts remaining in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Deposit for such Distribution Date, after taking into account distributions pursuant to clause first above.  On any Distribution Date, any amounts that the Trustee is not required to distribute from the Basis Risk Reserve Fund pursuant to this Section 5.02(b) shall remain on deposit in the Basis Risk Reserve Fund.

(c)

Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class Y Certificateholders.  The Class Y Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Class Y Certificateholders shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class Y Certificateholders shall be liable for any losses incurred on such investments.  In the absence of written instructions from a majority of the Class Y Certificateholders as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as described in clause (v) of the definition of Permitted Investments in Article I.

(d)

Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class Y Certificateholders.

Section 5.03.  Yield Maintenance Agreement.

(a)

The Trustee is hereby directed by the Depositor to execute, deliver and perform its obligations under the Yield Maintenance Agreement on behalf of a trust, separate from the Trust, for the benefit of the Class A Certificateholders (referred to herein as a “Separate Interest Trust”) in the form presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Yield Maintenance Agreement including without limitation, the representations and warranties contained therein.  Each Holder of a Class A Certificate is deemed, by acceptance of such Class A Certificate, to authorize the Trustee to execute, deliver and perform its obligations under the Yield Maintenance Agreement.  The Seller, the Depositor, the Servicer and the Holders of the Class A Certificates (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing, delivering and performing its obligations under the Yield Maintenance Agreement and shall do so solely in its capacity as trustee of the Separate Interest Trust and not in its individual capacity.

(b)

Pursuant to the Yield Maintenance Agreement, the Yield Maintenance Counterparty shall have provided the Trustee with notice of the Yield Maintenance Amount, if any, to be paid by the Yield Maintenance Counterparty to the Trustee for the account of the Separate Interest Trust pursuant to such Yield Maintenance Agreement for each Distribution Date.  Any Yield Maintenance Amounts received by the Trustee pursuant to the Yield Maintenance Agreement in connection with each such Distribution Date shall be deposited into the Basis Risk Reserve Fund.

(c)

On each Distribution Date on which there is a payment received by the Trustee under the Yield Maintenance Agreement that is based on a notional amount in excess of the Certificate Principal Balance of the Class A Certificates (such amount, the “Excess Cap Amount”), the Trustee shall not treat such payments as amounts on deposit in the Basis Risk Reserve Fund for purposes of determining the Required Reserve Fund Deposit for such Distribution Date.  Any such Excess Cap Amount shall not be an asset of the Trust Fund, but instead shall be paid into and distributed out of the Separate Interest Trust for the benefit of the Class Y Certificateholders.  On each Distribution Date, the Trustee on behalf of the Separate Interest Trust shall distribute amounts on deposit in the Basis Risk Reserve Fund representing the Yield Maintenance Amount for such Distribution Date first, to the Holders of the Class Y Certificates, in an amount equal to the Excess Cap Amount, and second, to the Holders of the Class A Certificates, in an amount up to any Basis Risk Shortfalls for such Distribution Date.  Any portion of the Yield Maintenance Amount remaining after such distributions shall be retained in the Basis Risk Reserve Fund for distribution pursuant to Section 5.02 hereof.

(d)

Upon termination of the Yield Maintenance Agreement and payment of all amounts owed by the Yield Maintenance Counterparty thereunder, following application by the Trustee of funds in the Yield Maintenance Amount Account on the next succeeding Distribution Date to pay amounts owed pursuant to this Section and Section 5.01 hereof, the Trustee shall terminate the Yield Maintenance Amount Account and the Separate Interest Trust.

Section 5.04.  Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Trustee shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses with respect to the Mortgage Loans for the related Distribution Date and include such information in the Distribution Date Statement.

(b)

On each Distribution Date, Realized Losses that occurred during the related prepayment period shall be allocated in the following order:

first, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second, to the Class A and Class A-R Certificates, pro rata, until the Class Certificate Principal Balance of each such Class is reduced to zero.

(c)

The Class Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d)

Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to Section 5.04(c) above shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e)

Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.04(c) above shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

Section 5.05.  Statements.

(a)

On each Distribution Date, the Trustee shall make available to each Certificateholder, the Seller and each Rating Agency, a statement based, as applicable, on loan-level information obtained from the Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii)

the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage for the following Distribution Date;

(iv)

the amount of servicing compensation received by the Servicer during the related Due Period

(v)

any customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(vi)

the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vii)

the Pool Balance and Net WAC at the Close of Business at the end of the related Due Period;

(viii)

the number, weighted average remaining term to maturity and weighted average Loan Rate of the Mortgage Loans as of the related Due Date;

(ix)

the number and aggregate unpaid principal balance of Mortgage Loans,  (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(x)

the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Due Period;

(xi)

the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)

the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xiii)

the Class Certificate Principal Balance or Class Certificate Notional Amount, as applicable, of each Class of Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xiv)

the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xv)

the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xvi)

the Available Funds;

(xvii)

the Pass-Through Rate for each Class of Certificates for such Distribution Date; and

(xviii)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan.

The Trustee will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “www.jpmorgan.com/sfr.”  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk at 1-877-722-1095 and indicating such.  The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

Section 5.06.  Remittance Reports; Advances.

(a)

Pursuant to the Servicing Agreement, no later than the 10th calendar day of each month, the Servicer shall deliver to the Trustee by facsimile or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the Distribution Date.  Pursuant to the Servicing Agreement, no later than the Close of Business New York time on the 10th Business Day prior to such Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01 hereof.  The Trustee shall have no duty or obligation to calculate, recompute or verify any information in the Remittance Report or other loan level information that it receives from the Servicer.

(b)

If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Servicer shall, pursuant to the Servicing Agreement, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee, for such Mortgage Loan except to the extent the Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made.  Subject to the foregoing, the Servicer shall continue to make such Advances through the date that the Servicer is required to do so under the Servicing Agreement.  If the Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee (i) stating that the Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

Section 5.07.  Compensating Interest Payments.

The amount of the Servicing Fee payable to the Servicer pursuant to the Servicing Agreement in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date.  Such amount shall not be treated as an Advance and shall not be reimbursable to the Servicer.

Section 5.08.  Recoveries.

(a)

With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Certificate Principal Balance has been reduced to zero), the Class Certificate Principal Balance of such Class will be increased, up to the amount of Recoveries allocated to such Class for such Distribution Date as follows:

(i)

first, the Class Certificate Principal Balance of each Class of Senior Certificates, will be increased pro rata, up to the amount of Net Realized Losses for each such Class, and

(ii)

second, the Class Certificate Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the amount of Net Realized Losses for each such Class.

(b)

Any increase to the Class Certificate Principal Balance of a Class of Certificates shall increase the Certificate Principal Balance of each Certificate of the related Class pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

Section 6.01.  The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A through E.  Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class A, Class B-1, Class B-2 and Class B-3 Certificates; $100,000 and integral dollar multiples of $1,000 in excess thereof, in the case of the Class B-4, Class B-5 and Class B-6 Certificates, except that one Certificate of each of the Class B-4, Class B-5 and Class B-6 Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date; and $1,000,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class SP Certificates.  The Class A-R and Class Y Certificates are each issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 6.02(c) below, the Senior Certificates (other than the Residual Certificate) and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall be Book Entry Certificates.  The Residual Certificate and the Class Y Certificate shall be Physical Certificates.

The Private Certificates shall be offered and sold in reliance on the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit C (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee, as the case may be, as hereinafter provided.

Section 6.02.  Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners.  Each Depository Participant shall only transfer Book Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (i)(x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, with the consent of the Certificate Registrar, elects to terminate the book-entry system through the Depository, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor’s expense, in the case of (ii) above, or the Seller’s expense, in the case of (i) above, execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”).  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or to Section 4975 of the Code or an entity deemed to hold the plan assets of the foregoing (a “Plan”), nor a person acting for, or on behalf of, any such Plan to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95 60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Depositor, the Servicer or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to a Plan without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in the Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in  a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Class A-R Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in the Class A-R Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of the Class A-R Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class A-R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 6.04.  Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar and any agent of the Depositor, the Trustee or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

ARTICLE VII

DEFAULT

Section 7.01.  Event of Default.

If an Event of Default described in a Servicing Agreement shall occur and be continuing, then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement.  The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the default on any Servicer Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to this Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement); provided, however, that if an Event of Default occurs due to the failure of the Servicer to make an Advance to the extent required, the Trustee shall immediately exercise its option to terminate the Servicer and shall, as successor servicer, prior to the next Distribution Date, immediately make such Advance.  Any such notice to the Servicer shall also be given to each Rating Agency, the Depositor and the Seller.  Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

Section 7.02.  Trustee to Act.

(a)

From and after the date the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 hereof, the Trustee immediately shall be the successor in all respects to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession, including the immediate obligation to make Advances.  As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement if no such notice of termination had been given.  Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by any Rating Agency as evidenced by a letter to such effect from each such Rating Agency. Pending appointment of a successor to the Servicer under the Servicing Agreement, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder.  Except with respect to the making of Advances the defaulting Servicer was required to make but did not make, the successor Servicer (including the Trustee acting in such capacity) shall not be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties made by it in the Servicing Agreement or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

Any successor, including the Trustee, to the Servicer under the Servicing Agreement shall during the term of its service as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders pursuant to the terms and conditions of the Servicing Agreement, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer under the Servicing Agreement.

(c)

Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(d)

The Trustee shall be entitled to be reimbursed by the Trust Fund (pursuant to Section 4.03(a)(xii) hereof), in the event that the Servicer does not reimburse the Trustee under the Servicing Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively.

Section 7.03.  Waiver of Events of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate.  Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived.  Notice of any such waiver shall be given by the Trustee to each Rating Agency.

Section 7.04.  Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Servicer pursuant to this Agreement, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

(b)

No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE

Section 8.01.  Duties of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.01 hereof.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be responsible for any act or omission of the Servicer, the Depositor, the Seller or the Custodian, or any successor Custodian; and

(v)

the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice at the Corporate Trust Office of such Event of Default.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its commercially reasonable best efforts to remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

The Trustee shall not be held liable by reason of any insufficiency in any Account held by or on behalf of the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

Except as otherwise provided herein, the Trustee shall have no duty (A) to see to any insurance, (B) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (C) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee , as applicable, to be genuine and to have been signed or presented by the proper party or parties.

The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.02.  Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01 hereof:

(i)

the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)

the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding;

(vi)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(viii)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation:  the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Servicer), any Mortgagor; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement.

Section 8.04.  Trustee May Own Certificates.

The Trustee in its individual capacity, or in any capacity other than as Trustee hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee and may otherwise deal with the parties hereto.

Section 8.05.  Trustee’s Fees and Expenses.

The Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) hereof all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.06 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof and the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller or the Certificateholders hereunder.  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 8.06.  Eligibility Requirements for Trustee.

The Trustee hereunder shall each at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by each Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

Section 8.07.  Resignation or Removal of Trustee.

The Trustee (including the Trustee as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller and each Rating Agency.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 above, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 8.06 hereof, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.

Section 8.08.  Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by any Rating Agency, as evidenced by a letter from each such Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

Section 8.09.  Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co trustee jointly (it being understood that such separate trustee or co trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.11.  Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

Section 8.12.  Trustee May Enforce Claims Without Possession of Certificates.

(a)

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements.  The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

Section 8.13.  Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.14.  Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

Section 8.16.  Appointment of Custodian.

The Trustee hereby appoints the Custodian to hold the Mortgage Files as agent for the Trustee.  The Custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee.  Subject to this Article VIII, the Trustee agrees to comply with the terms of the Custodial Agreement and each replacement custodial agreement and to enforce the terms and provisions thereof against the Custodian and each replacement custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian.  The Custodian and each replacement custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  The initial custodian of the Mortgage Loans shall be Deutsche Bank National Trust Company.  The Trustee shall pay the Custodian’s fees and expenses hereunder pursuant to a separate fee schedule.

Section 8.17.  Indemnification.

The Trustee and the Custodian and their respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund incurred hereunder or under or with respect to any Certificate, the Servicing Agreement or under or pursuant to the Mortgage Loan Purchase Agreement, without negligence or willful misconduct on the Trustee’s or Custodian’s part, as applicable, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee’s or Custodian’s duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their respective powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee or Custodian, as applicable, shall have given the Depositor written notice thereof promptly after the Trustee or Custodian, as applicable, shall have knowledge thereof; and

(ii)

notwithstanding anything to the contrary in this Section 8.17, the Trust Fund shall not be liable for settlement of any such claim by the Trustee or Custodian entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.17 shall survive any termination of this Agreement and the resignation or removal of the Trustee or Custodian and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.  The obligations of the Depositor and the Trust Fund shall be joint and several.

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01.  REMIC Administration.

(a)

As set forth in the Preliminary Statement to this Agreement, the Trustee shall elect to treat each REMIC created hereby as a REMIC for federal tax purposes.  The Trustee shall sign and file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement.  Following the Closing Date, the Trustee shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its respective duties hereunder (including the Trustee’s duties as tax return preparer).

(d)

The Trustee shall prepare, file and sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative.  The expenses of preparing and filing such Tax Returns shall be borne by the Trustee.  Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns.  In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e)

The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class A-R Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)

The Trustee (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee or the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)

The Trustee shall not enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

(k)

The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Holders of the Class Y Certificates and that is not an asset of any REMIC.  The Class Y Certificates also represents the obligation to pay Basis Risk Shortfalls to the Class A Certificateholders.  The Trustee shall treat the rights of the holders of the Class A Certificates to receive payments from the Basis Risk Reserve Fund in the event of a Basis Risk Shortfall as rights in an interest rate cap contract written by the Class Y Certificateholders in favor of such Certificateholders.  Thus, each Class A Certificate shall be treated as representing not only ownership of regular interests in the Upper-Tier REMIC, but also ownership of an interest in an interest rate cap contract.  For federal tax return and information reporting, such interest rate cap contract shall be assigned a value of $1,784,000.

Section 9.02.  Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class A-R Certificate as the “residual interest” therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

TERMINATION

Section 10.01.  Termination.

(a)

The respective obligations and responsibilities of the Seller, the Depositor, the Custodian and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates (other than the Class SP and Class Y Certificates) has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans as described in the following paragraph and (iv) the Latest Possible Maturity Date.  Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Servicer may, at its option, terminate this Agreement on any Distribution Date on which the aggregate of the Stated Principal Balances of the Mortgage Loans immediately after such date is equal to or less than 5% of the Cut-Off Date Aggregate Principal Balance (the “Call Option Date”), by purchasing, on such Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of (i) the outstanding Stated Principal Balances of the Mortgage Loans (other than in respect of REO Properties), (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Principal Balance of each Mortgage Loan related to any REO Property and (iii) in all cases, accrued and unpaid interest thereon at the applicable Loan Rate through the end of the Due Period preceding the final Distribution Date, plus unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees and any other amounts owing to the Trustee hereunder, as applicable, allocable to such Mortgage Loans and REO Properties, plus all amounts, if any, then due and owing to the Trustee under this Agreement (the “Termination Price”).

(b)

Upon receipt by the Trustee of notice by the Servicer, the Trustee shall give prompt notice of any termination pursuant to the second paragraph of Section 10.01(a) above, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 25th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c)

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d)

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer, upon written request, shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

Section 10.02.  Additional Termination Requirements.

(a)

In the event the purchase option provided in Section 10.01 hereof is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and any REMIC created hereunder; and

(ii)

The Trustee shall attach a statement to the final federal income tax return for the REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee obtained at the expense of the Seller.

(b)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to undertake the foregoing steps.

ARTICLE XI

THE CUSTODIAN

Section 11.01.  Reliance of Custodian.

In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements to this Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Agreement.

The Custodian undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  The Custodian shall not have any duties or responsibilities except those expressly set forth in this Agreement.

The Custodian shall not be liable for any error of judgment made in good faith by an officer or officers of the Custodian, unless it shall be conclusively determined by a court of competent jurisdiction that the Custodian was grossly negligent in ascertaining the pertinent facts.

The Custodian shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Trustee given under this Agreement.

None of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

The Custodian may consult with counsel and the written advice or any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

In order to comply with its duties under the USA Patriot Act, the Custodian shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, such party’s name, address, and other identifying information.

The Custodian may at any time resign by giving 30 days written notice of resignation to Trustee.  Upon receiving such notice of resignation, the Trustee shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Custodian from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to each of the Trustee, the resigning Custodian and the successor.  If no successor shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor.

Section 11.02.  Removal of Custodian.

The Trustee, with or without cause, may, and upon direction of the Majority Certificateholders, shall, upon at least 60 days’ notice remove and discharge the Custodian from the performance of its duties under this Agreement by written notice from the Trustee to the Custodian, with a copy to the Depositor.  Having given notice of such removal, the Trustee promptly shall appoint a successor Custodian to act on behalf of the Trustee by written instrument, one original counterpart of which instrument shall be retained by the Trustee, with a copy to the Depositor and an original to the successor Custodian.  In the event of any such removal, the Custodian shall, at the expense of the Trust Fund upon the Trustee’s surrender of all final certifications in the form annexed hereto as Exhibit G-3 and trust receipts annexed hereto in the form of Exhibit F, promptly transfer to the successor Custodian, as directed in writing by the Trustee, all Mortgage Files being administered under this Agreement.  If the endorsements on the Mortgage Notes and Assignments of Mortgages have been completed in the name of the Custodian, the Custodian shall, at the Trustee’s direction and at the expense of the Trust Fund, execute such endorsements on the Mortgage Notes and Assignments of Mortgages as are necessary to transfer legal title thereto to the successor Custodian, the Trustee or in blank; provided, however, if the Custodian executed such endorsements on the Mortgage Notes and Assignments of Mortgages without the prior written consent of the Trustee, the Custodian shall execute such endorsements on the Mortgage Notes and Assignments of Mortgages at its own expense.  In the event of any such appointment the fees and expenses of the existing and successor Custodian shall be payable from the Trust Fund.  In the event that no successor Custodian shall have been appointed within such sixty (60) day notice period, the Custodian to be terminated may petition any court of competent jurisdiction to appoint a successor custodian.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01.  Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, the Custodian, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller and the Trustee from each Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Trustee.

In addition, this Agreement may be amended from time to time by Seller, the Depositor the Custodian, the Servicer and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 662/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.  Upon approval of an amendment, a copy of such amendment shall be sent to each Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 12.02.  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 12.03.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.04.  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.05.  Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (facsimile number (203) 618-2132), or such other address or facsimile number as may hereafter be furnished to the Depositor, the Trustee and the Custodian in writing by the Seller, (b) in the case of the Trustee, to JPMorgan Chase Bank, 4 New York Plaza, New York, New York 10004, Attention: Institutional Trust Services/Global Debt—GreenPoint 2004-1 (facsimile number (212) 623-5930, with a copy to the Corporate Trust Office or such other address or facsimile number as may hereafter be furnished to the Depositor, the Seller and the Custodian in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (facsimile number (203) 618-2132), or such other address or facsimile number as may be furnished to the Seller, the Trustee and the Custodian in writing by the Depositor and (d) in the case of the Custodian, to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Mortgage Custody—GC04QC (facsimile number (714) 247-6082, or such other address or facsimile number as may hereafter be furnished to the Depositor, the Trustee and the Seller in writing by the Custodian.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Event of Default shall be given by facsimile and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be sent via facsimile hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 12.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07.  Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 12.08.  Notice to the Rating Agencies.

(a)

The Trustee shall be obligated to promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured or waived;

(iii)

the resignation or termination of the Servicer or the Trustee;

(iv)

the final payment to Holders of the Certificates of any Class;

(v)

any change in the location of any Account; and

(vi)

if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)

The Trustee shall promptly furnish or make available to each Rating Agency copies of each Distribution Date Statement described in Section 5.04 hereof.

(c)

All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, facsimile or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,
a Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Attention:  Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention:  Residential Mortgages

Section 12.09.  Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

Section 12.10.  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 12.11.  Acts of Certificateholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee if made in the manner provided in this Section 12.11.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 12.12.  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 12.13.  Reconstitution Agreement.

The Trustee is hereby authorized and directed to execute and deliver the Reconstitution Agreement.

Section 12.14.  Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Depositor agrees to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act.

The Trustee shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc., upon the written request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.05 hereof and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Trustee’s possession).  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller, the Custodian, the Sevicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,

  as Depositor

By:  /s/ Rosa Hyun

Name: Rosa Hyun

Title:   Vice President

GREENWICH CAPITAL FINANCIAL

  PRODUCTS, INC., as Seller

By:  /s/ Rosa Hyun

Name: Rosa Hyun

Title:   Vice President

GREENPOINT MORTGAGE FUNDING, INC.

  as Servicer

By:  /s/ Michael Spina

Name: Michael Spina

Title:   Senior Vice President

JPMORGAN CHASE BANK,

  as Trustee

By:  /s/ Mark W. McDermott

Name: Mark W. McDermott

Title:   Vice President

DEUTSCHE BANK NATIONAL TRUST

  COMPANY, Custodian

By:  /s/ Christopher Corcoran

Name: Christopher Corcoran

Title:   Assistant Vice President

STATE OF CT

)

)ss.:

COUNTY OF Fairfield

)

On the 29th day of September 2004, before me, a notary public in and for said State, personally appeared Rosa Hyun known to me to be a Vice President of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

               /s/ Kimberly J. Donnelly

Notary Public

STATE OF CT

)

)ss.:

COUNTY OF Fairfield

)

On the 29th day of September 2004, before me, a notary public in and for said State, personally appeared Rosa Hyun known to me to be a Vice President of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

               /s/ Kimberly J. Donnelly

Notary Public

STATE OF California

)

)ss.:

COUNTY OF

Orange

)

On the 27th day of September 2004, before me, a notary public in and for said State, personally appeared Christopher Corcoran known to me to be a/an Assistant Vice President of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                /s/ Thomas J. Baldwin

Notary Public

STATE OF California

)

)ss.:

COUNTY OF

Marin

)

On the 30th day of September 2004, before me, a notary public in and for said State, personally appeared Michael Spina known to me to be whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted executed the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                  /s/ Judith F. Edghill

Notary Public

STATE OF New York

)

)ss.:

COUNTY OF

New York

)

On the 30th day of September 2004, before me, a notary public in and for said State, personally appeared Mark McDermott known to me to be a/an Vice President of JPMorgan Chase Bank that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                  /s/ Margaret M. Price

Notary Public